As filed with the Securities and Exchange Commission on October 24, 1997

                                                           File No. 333-________
________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                                                 ---------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                                ----------------

                        IMAGING DIAGNOSTIC SYSTEMS, INC.
                 (Name of Small Business Issuer in its charter)

                 Florida                            22-2671269
     (State or other jurisdiction of          (IRS Employer Indet. No.)
         incorporation or organization)

                  6531 NW 18th Court, Plantation, Florida 33313
              (Address of Principal Executive Offices and Zip code)

                    Issuer's telephone number: (954)581-9800
                               ----------------


                          Consultant Service Agreement
                            (Full title of the plan)
                                ----------------

                                 Linda B. Grable
                               6531 NW 18th Court
                            Plantation, Florida 33313
                     (Name and address of agent of service)

                         CALCULATION OF REGISTRATION FEE




   Title of securities         Amount to be           Proposed Maximum        Proposed Maximum          Amount of
    to be registered            registered             offering price          offering price       registration fee
                                                         per share



Common Stock                      66,000                 $1.65(1)               $108,900(1)
(no par
value)

Common Stock
(no par
value)
underlying                       100,000                  $1.20                   $120,000
options


TOTAL                            166,000                  $2.85                   $228,900               $100(2)


         (1) Pursuant to Rule 457(h)(1)and (c), the average of the the bid and asked price of the Registrant's Common Stock in the over-the-counter market on October 22,1997, was $1.65.

         (2) The registration fee represents the minimum prescribed fee.

                        IMAGING DIAGNOSTIC SYSTEMS, INC.

         CROSS REFERENCE SHEET REQUIRED BY ITEM 501(b) OF REGUALTION S-K
         ---------------------------------------------------------------


         Form S-8 Number and Caption                 Caption in Prospectus
         ---------------------------                 ---------------------

         1.   Forepart of Registration      Facing page of Registration
              Statement and Outiside        Statement and Cover Page of
              Cover Page                    Prospectus

         2.   Inside Front and Outside      Inside Cover Page of
              Back Cover Pages of           Prospectus and Outside
              Prospectus                    Cover Page of Prospectus

         3.   Summary Information, Risk     Not Applicable
              Factors and Ratio of
              Earnings to Fixed Charges

         4.   Use of Proceeds               Not Applicable

         5.   Determination of Offering     Not Applicable
              Price

         6.   Dilution                      Not Applicable

         7.   Selling Security Holders      Sales by Selling Security
                                            Holder

         8.   Plan of Distribution          Cover Page of Prospectus
                                            and Sales by Selling
                                            Security Holder

        9.    Description of Securities     Description of Securities;
              to be registered              Grant of Options to Purchase
                                            Stock; Service Agreement


        10.   Interests of Named Experts    Not Applicable
              and Counsel

        11.   Material Changes              Not Applicable

        12.   Incorporate of Certain        Incorporation of Certain
              Information by Reference      Documents by Reference


        13.   Disclosure of Commission      Indemnification
              Position on Indemnification
              of Securities Act Liabilities





                                   PROSPECTUS

                        IMAGING DIAGNOSTIC SYSTEMS, INC.

                         166,000 Shares of Common Stock
                                 (No par value)

                     To be Issued Pursuant to the Company's
                          Consultant Service Agreement

         This Prospectus is part of a Registration Statement which registers and aggregate 166,000 shares of Common Stock, no par value ("Common Stock") of Imaging Diagnostic Systems, Inc. (the "Company") which may be issued, pursuant to a Consultant Service Agreement (the "Agreement"). The Company has been advised by the service provider that they may sell all or a portion of its shares of Common Stock from time to time in the over-the-counter market in negotiated transactions, directly or through brokers or otherwise, and that such shares will be sold at market prices prevailing at the time of such sales or at negotiated prices.

         No person has been authorized by the Company to give any information or to make any representation other than as contained in the Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any distribution of the shares of Common Stock shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

                                       -----------------

                  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                       -----------------

                   This Prospectus does not constitute an offer to sell
                    securities in any state to any person to whom it is unlawful to make such offer in such state.

                   The date of this Prospectus is October 23, 1997.

AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, NW., Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, NW., Washington, D.C. 20549. The Company's Common Stock is traded the NASDAQ Electronic Bulletin Board under the symbol "IMDS".

         The Company has filed with the Commission a Registration Statement on form S-8 (the Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to an aggregate of 166,000 shares of the Company's Common Stock, to be issued to a consultant to the Company pursuant to a Consultant Service Agreement. This Prospectus, which is Part I of the Registration Statement, omits certain information contained in the Registration Statement. For further information with respect to the Company and the shares of Common Stock offered by this prospectus, reference is made to the Registration Statement, including the exhibits thereto. Statements in this Prospectus as to any document are not necessarily complete, and where any such document is an exhibit to the Registration Statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of such exhibit or other document, to which reference is hereby made, for a full statement of the provisions thereof. A copy of the Registration Statement, with exhibits, may be obtained from the Commission's office in Washington, D.C. (at the above address) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charge.


INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

                  1. The Company's 10-KSB dated September 26,1997;

                  2. The Company's Registration Statement on Form S-1, as amended, dated July 25, 1997;

                  3. The Company's  1997 Proxy Statement; and,

                  4. All reports and documents filed by the Company pursuant to
                  Section 13, 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus. The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of the Prospectus has been delivered, or the written request of any such person, a copy of any and all of the documents referred to above which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, Imaging Diagnostic Systems, Inc., 6531 NW 18th Court, Plantation, Florida 33313. Telephone (954)581-9800.

                  5. Consultant Service Agreement

THE COMPANY

         General

      Imaging Diagnostic Systems, Inc.(the"Company") is a developmental stage company. Since its inception (December 10, 1993), the Company has been engaged in the research and development of its cancer detection technology and developing, for commercial application its Computed Tomography Laser Mammography (CTLMTM)device.

      The CTLM is a device for detecting breast cancer through the skin in a non-invasive and objective procedure. The CTLM employs a high-speed femto-second pulsed titanium sapphire laser and proprietary scanning geometry and reconstruction algorithms to detect and analyze masses in the breast for indicia of malignancy or benignancy. The combination and incorporation of the foregoing components into a device provide for enhanced diagnostic capabilities which the company believes are superior to standard mammography diagnostic tools such as ultra-sound and mammography. Based upon the known optical properties of benign and malignant tissues (whether and to what extent light is impeded as it passes through the tissue and the measurement of the impedance), the CTLM device is designed to provide both the physician and patient with immediate, on-site, objective interpretation and determination of further clinical work-up. Accordingly, the Company believes that the CTLM, will improve early diagnosis, reduce diagnostic uncertainty and decrease the number of biopsies performed on benign lesions. In addition, the CTLMTM device does not expose the patient to ionizing radiation or the breast to painful compression. Which the Company believes are the contributing factors that contribute to a portion of the patient population not obtaining a conventional mammogram.

      During the first year of operations, the Company researched the interaction between high speed, rapid pulsed (Ti:Sapphire) laser technology and various detection technologies associated with standard computed tomographic ("CT") schemes. Using this research the Company developed the first prototype of the CTLMTM able to create images of a breast. The Company refined various software and hardware configurations and components of the prototype based on these first images, and filed a patent in June 1995. During this period of time there were further advances in laser technology effecting the size and stability of the laser component. The Company capitalized upon these advances by purchasing a laser package manufactured by Spectra-Physics, Inc. and incorporating it into the CTLMTM. On December 12, 1995, the Company had a preliminary meeting with the Food and Drug Administration to discuss the approach the Company would need to take to obtain marketing clearance for its CTLMTM device. The Company was advised that it would need to submit for approval a pre-market approval application ("PMA") in order to obtain marketing clearance for the device. Further, the Company also needed to submit an investigational device exemption ("IDE") application to the FDA in order to commence human clinical trials of the device. The Company submitted its IDE application on January 8, 1996, and it was approved February 9, 1996. During calendar year 1996, among otherdevelopments, the Company further refined the detection scheme and laser power configuration in order to obtain substantially better image quality. In order to incorporate the changes into the CTLMTM the Company was required to submit an amendment to its IDE application. In November, 1996 the Company installed its first CTLMTM device at the Strax Breast Diagnostic Center.

      On June 12, 1997, the Company was advised by patent counsel that the patent filed June 5, 1995, "Diagnostic Tomographic Laser Imaging Apparatus" was granted with 7 independent and 16 subordinate claims.

      The competition for developing a commercial device utilizing computed tomography techniques and laser technology is difficult to ascertain given the proprietary nature of the technology. There are a significant number of academic institutions involved in various areas of research involving "optical medical imaging" which is a shorthand description of the technology the Company's CTLMTM device utilizes. A brief list of the most prestigious of these institutions includes the University of Pennsylvania, The City College of New York, and University College London. Two of these institutions have granted licenses on certain patented technologies to two companies: University of Pennsylvania - Non-Invasive Technologies; City College of New York - MediScience, Inc.

      The market in which the Company intends to participate is highly competitive. Many companies may succeed in developing products that are more effective or less costly than the Company's products or such companies may be successful in manufacturing and marketing their products than the Company. Physicians using imaging equipment such as x-ray mammography equipment, ultrasound or high frequency ultrasound systems, Magnetic Resonance Imaging
(MRI) systems, and thermography, diaphonography and transilluminational devices may be reluctant to the CTLMTM. Currently, mammography is the most popular choice for the detection of breast cancer. The Company's ability to sell the CTLMTM device to medical facilities will, in part, be dependent on the Company's ability to demonstrate the clinical utility of the CTLMTM device as an adjunct to mammography and physical examination as well as the CTLMTM's advantages over other available diagnostic tests.

      To date, due to the necessity of complying with all applicable United States government regulations, the Company has not begun to market or sell the CTLMTM and therefore has not generated revenues from the commercialization of the CTLMTM. From inception to June 30, 1997 the Company has sustained accumulated losses of $16,288,314. The Company's results may vary significantly from period to period depending on several factors, such as the timing of certain expenses and the progress of the Company's research and development and commercialization programs, all of which may be affected by the availability of funds.



FEDERAL INCOME TAX EFFECTS

      A person who receives shares of the Company in exchange for services rendered will recognize taxable income on the date of the reciept of the shares based on the fair market value of the Common Stock.


RESTRICTIONS UNDER SECURITIES LAW

      The sale of any shares of Common Stock must be made in compliance with federal and state securities laws. Officers, directors and 10% or greater shareholders of the Company, as well as certain other persons or parties whom may be deemed "affiliates" of the Company under the Federal Securities Laws, should be aware that shares acquired by affiliates are subject to certain resale limitation imposed by Rule 144. Officers, directors and 10% or greater shareholders are also subject to the "short swing" profit rule under Section 16(b) of the Securities Exchange Act of 1934. Section 16(b) of the Exchange Act generally provides that if any officer, director or 10% and greater shareholder sold any Common Stock of the Company acquired pursuant to the exercise of a stock option, he would generally be required to pay any "profits" resulting from the sale of the stock and receipt of the stock option. Section 16(b) exempts all warrant exercises from being treated as purchases and, instead, treats a warrant grant as a purchase of an underlying security, which grant/purchase may be matched with the sale of the underlying security within six months of the date of grant.


DESCRIPTION OF SECURITIES

     The Company is currently authorized to issue up to 50,000,000 shares of stock of which 48,000,000 shares are common stock no par value and 2,000,000 shares are preferred, no par value. As of October 22, 1997, there were 28,458,167 and 660 shares of common and preferred stock, respectively,issued and outstanding.

     Common Stock

     Subject to the dividend rights of holders of Preferred Stock, if any, holders of shares of Common Stock are entitled to share, on a ratable basis, such dividends as may be declared by the Board of Directors out of funds legally available therefor. Upon liquidation, dissolution or winding up of the Company, after payment to creditors and holders of Preferred Stock that may be outstanding, the assets of the Company will be divided pro rata on a per share basis among the holders of the Common Stock.

     Each share of Common Stock entitles the holders thereof to one vote. Holders of Common Stock do not have cumulative voting rights. The By-laws of the Company require that only a majority of the issued and outstanding shares of Common Stock of the Company need be represented to constitute a quorum and to transact business at a shareholder's meeting. The Common Stock has no preemptive, subscription or conversion rights and is not redeemable by the Company.

     Preferred Stock

     The shares of preferred stock may be issued from time to time in series and that the Board of Directors of the Corporation is authorized to establish and designate series and to fix the number of shares and the relative voting, dividend, conversion, liquidation, redemption, and other rights, preferences, and limitations as between series, subject to such limitations as may be prescribed by law; that the proper officers of the corporation are by this means authorized to make, subscribe, acknowledge, execute, and file, or cause to be filed, such certificate or certificates as may be required under the laws of the state of New Jersey and other jurisdictions to give effect to the proposal, as presented in the proxy statement, or as may be required in connection with the issuance of shares of preferred stock in series from time to and things as in its discretion may be necessary or advisable in connection with such proposal.

         NASDAQ

     The Company's Common Stock is traded on the NASDAQ electronic bulletin board under the symbol "IMDS".


TRANSFER AGENT

     The Transfer Agent for the shares of Common Stock is Jersey Transfer & Trust, 201 Bloomfield Avenue, Verona, New Jersey 07044, (201) 239-2712.

LEGAL MATTERS

     Certain legal matters in connection with the securities being offered hereby will be passed upon for the Company by Rebecca J. Del Medico, Esq., General Counsel of the Company.


EXPERTS

         The financial statements of the Company appearing in Company's Form 10-KSB for the period ended June 30, 1997, have been audited by Margolies,Fink and Wichowski, independent certified public accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Margolies, Fink, and Wichowski pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.


INDEMNIFICATION

Article XII of the Company's By-Laws provides as follows:

         1. So long as permitted by law, no director of the corporation shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed by such person to the corporation or its shareholders; provided, however, that, to the extent required by applicable law, this Article shall not relieve any person from liability for any breach of duty based upon an act or omission (i) in breach of such person's duty of loyalty to the corporation or its shareholders, (ii) not in good faith or involving a knowing violation of law or (iii) resulting in receipt by such person of an improper personal benefit. No amendment to or repeal of this Article and no amendment, repeal or termination of effectiveness of any law authorizing this Article shall apply to or effect adversely any right or protection of any director for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal or termination of effectiveness.

                  2. So long as permitted by law, no officer of the corporation shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed by such person to the corporation or its shareholders; provided, however, that, to the extent required by applicable law, this Article shall not relieve any person from liability for any breach of duty based upon an act or omission (i) in breach of such person's duty of loyalty to the corporation or its shareholders, (ii) not in good faith or involving a knowing violation of law or (iii) resulting in receipt by such person of an improper personal benefit. No amendment to or repeal of this Article and no amendment, repeal or termination of effectiveness of any law authorizing this Article shall apply to or effect adversely any right or protection of any director for or with respect to any acts or omissions of such officer occurring prior to such amendment, repeal or termination of effectiveness.

                  3. To the extent that a Director, Officer, or other corporate agent of this corporation has been successful on the merits or otherwise in defense of any civil or criminal action, suit, or proceeding referred to in sections (a) and (b), above, or in defense of any claim, issue, or matter therein, he shall be indemnified against any expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  4. Expenses incurred by a Director, Officer, or other corporate agent in connection with a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action suit, or proceeding as authorized by the board of directors upon receipt of an undertaking by or on behalf of the corporate agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

                        IMAGING DIAGNOSTIC SYSTEMS, INC.

                                     PART II

               INFORMATION REQUIRED FOR THE REGISTRATION STATEMENT
               ---------------------------------------------------

ITEM 3 - INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
         -----------------------------------------------

                  The documents listed in (1) through (3) below are incorporated by reference in the Registration Statement. All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof form the date of filing such documents.

                  (1) The Company's latest annual report filed pursuant to
Section 13(a) or 15(d) of the Exchange Act, or, in the case of the Company, either (1) the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), that contains audited financial statements for the Company's latest fiscal year for which statement have been filed or (2) the Company's effective registration statement on Form 10-SB or 30F filed under the Exchange Act containing audited financail statements for the Company's latest fiscal year.

                  (2) All reports and documents filed by the Company pursuant to
Section 13(a), 14, or 15(d) of the Exchange Act. Written requests for such copies should be directed to Corporate Secretary, Imaging Diagnostic Systems, Inc., 6531 NW 18th Court, Plantation, Florida 33313, telephone (954)581-9800.

         (3) The description of the Common Stock of the Company which is contained in a Registration Statement filed under the Exchange Act, inlcuding any amendment or report filed for the purpose of updating such description.

ITEM 4 - DESCRIPTION OF SECURITIES
         -------------------------

         The class of securities to be offered hereby is registered under
Section 12(g) of the Securities Exchange Act of 1934, as amended. A description of the Company's securities is set forth in the Registration Statment filed pursuant to Form 10-SB: the Company registered common stock which is entitled to share, on a ratable basis, such dividends as may be declared by the Board of Directors out of funds legally available therefor. Each share of common stock entitles the holders thereof to one vote. Holders of common stock do not have cumulative voting rights nor does the common stock have preemptive, subscription nor conversion rights and is not redeemable by the Registrant.


ITEM 5 - INTERESTS OF NAMED EXPERTS OR COUNSEL
         -------------------------------------

         Not Applicable


ITEM 6 - INDEMNIFICATION
         ---------------

         Article XII of the Company's By-Laws provides as follows:

         1. So long as permitted by law, no director of the corporation shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed by such person to the corporation or its shareholders; provided, however, that, to the extent required by applicable law, this Article shall not relieve any person from liability for any breach of duty based upon an act or omission (i) in breach of such person's duty of loyalty to the corporation or its shareholders, (ii) not in good faith or involving a knowing violation of law or (iii) resulting in receipt by such person of an improper personal benefit. No amendment to or repeal of this Article and no amendment, repeal or termination of effectiveness of any law authorizing this Article shall apply to or effect adversely any right or protection of any director for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal or termination of effectiveness.

         2. So long as permitted by law, no officer of the corporation shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed by such person to the corporation or its shareholders; provided, however, that, to the extent required by applicable law, this Article shall not relieve any person from liability for any breach of duty based upon an act or omission (i) in breach of such person's duty of loyalty to the corporation or its shareholders, (ii) not in good faith or involving a knowing violation of law or (iii) resulting in receipt by such person of an improper personal benefit. No amendment to or repeal of this Article and no amendment, repeal or termination of effectiveness of any law authorizing this Article shall apply to or effect adversely any right or protection of any director for or with respect to any acts or omissions of such officer occurring prior to such amendment, repeal or termination of effectiveness.

         3. To the extent that a Director, Officer, or other corporate agent of this corporation has been successful on the merits or otherwise in defense of any civil or criminal action, suit, or proceeding referred to in sections (a) and (b), above, or in defense of any claim, issue, or matter therein, he shall be indemnified against any expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         4. Expenses incurred by a Director, Officer, or other corporate agent in connection with a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action suit, or proceeding as authorized by the board of directors upon receipt of an undertaking by or on behalf of the corporate agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.


ITEM 7 - EXEMPTION FROM REGISTRATION CLAIMED
         -----------------------------------

Not Applicable.


ITEM 8 - EXHIBITS
         --------

         Exhibit Description

         (4)(i) All instruments that define the rights of the holders of the equity securities that the issuer is registering, including the pages from the articles of incorporation or by-laws that define those rights.

         (5) Opinion dated October 23, 1997, of Rebecca J. Del Medico Esq. relating to the issuance of shares of Common Stock pursuant to the Consultant Service Agreement.

         (23) Consent of Rebecca J. Del Medico, Esq. included in the opinion filed as exhibit (5) hereto.

         (23.1)   Consent of Independent Certified Public Accountants.



ITEM 9 - UNDERTAKINGS
         ------------

         (1) The undersigned Registrant hereby undertakes:

                  (a) To file, during any period in which offerings or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (b) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and,

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registration of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plantation and the State of Florida, on the 23rd day of October, 1997.



         IMAGING DIAGNOSTIC SYSTEMS, INC.


         By:      /s/ Linda B. Grable
                  -------------------
                  Linda B. Grable
                  Chairman of the Board,
                  Director, and President.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         By:      /s/ Linda B. Grable
                  -------------------
                  Linda B. Grable
                  Chairman of the Board and President

         Dated: October 23, 1997


         By:      /s/Allan L. Schwartz
                  --------------------
                  Allan L. Schwartz
                  Director and Executive Vice-President

         Dated: October 23, 1997


         By:      /s/Richard J. Grable
                  --------------------
                  Richard J. Grable
                  Director and Chief Executive Officer

         Dated: October 23, 1997